Exhibit 99.6

REVOCABLE PROXY

LegacyTexas Financial Group, Inc.

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 28, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer(s) on the reverse side hereby appoint(s) the Board of Directors of LegacyTexas Financial Group, Inc., with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of LegacyTexas Financial Group, Inc. which the signer(s) is/are entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held on October 28, 2019 at the LegacyTexas Business Center located at 5400 Independence Parkway, Suite 200, Plano, Texas 75023 at 11:00 a.m., Central Time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy will be voted as directed, but if this proxy is signed and dated and no instructions are specified, this proxy will be voted “FOR” proposals 1, 2, and 3 as set forth on the reverse side of this card. If any other business is presented at the Meeting, this proxy will be voted as directed by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of LegacyTexas Financial Group, Inc. at the Meeting of the signer(s’) decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of LegacyTexas Financial Group, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL

THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

LegacyTexas Financial Group, Inc.’s Notice of Special Meeting,

proxy statement/prospectus is available on the Internet at

http://www.viewproxy.com/LTXB/2019SM

PLEASE MARK YOUR VOTES LIKE THIS  ☒

1.

Approval of the Agreement and Plan of Reorganization, dated as of June 16, 2019, by and between LegacyTexas Financial Group, Inc. (“Legacy”) and Prosperity Bancshares, Inc. (“Prosperity”), as it may be amended, supplemented or modified from time to time, pursuant to which Legacy will merge with and into Prosperity (the “merger”) (which we refer to as the “Legacy merger proposal”).

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

2.

Approval, on an advisory (non-binding) basis, of the compensation that certain executive officers of Legacy may receive in connection with the merger pursuant to existing agreements or arrangements with Legacy.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting. ☐
3.

Approval of the adjournment of the special meeting to a later date or dates, if the board of directors of Legacy determines such an adjournment is necessary or appropriate, including adjournments to permit solicitation of additional proxies in favor of the Legacy merger proposal.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

To transact such other business as may properly come before the meeting, or any adjournments thereof.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSALS 1, 2, AND 3.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

The below signed acknowledge(s) receipt from LegacyTexas Financial Group, Inc. prior to the execution of this proxy of the Notice of Special Meeting and a Proxy Statement dated September 17, 2019.

Date

Signature

Signature

(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL

Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.AALvote.com/LTXBSM	Call 1 (866) 804-9616

Have your proxy card available	Use any touch-tone telephone to	Mark, sign, and date your proxy
when you access the above	vote your proxy. Have your proxy	card, then detach it, and return
website. Follow the prompts to	card available when you call.	it in the postage-paid envelope
vote your shares.	Follow the voting instructions to	provided.
vote your shares.